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                                                                 EXHIBIT 99.13


                        INHALE THERAPEUTIC SYSTEMS, INC.

                  STOCK OPTION ASSUMPTION AND CONVERSION NOTICE
                      (THE BOHAN 1999 UNAPPROVED AGREEMENT)


The undersigned Executive Officer, upon delegation from the Board of Directors of Inhale Therapeutic Systems, Inc. ("INHALE"), pursuant to the assumption by Inhale of stock options ("BPD OPTIONS") granted under the Agreement Granting Options dated November 5, 1999 between Bradford Particle Design plc and Joseph Bohan (the "BOHAN 1999 UNAPPROVED AGREEMENT") following Inhale's acquisition of Bradford Particle Design plc, hereby converts Optionholder's BPD Options to an option to purchase the number of shares of Inhale's Common Stock set forth below ("ROLL-OVER OPTION"). Except as specifically set forth in this notice, Optionholder's Roll-Over Option is otherwise subject to all of the terms and conditions as set forth in the Bohan 1999 Unapproved Agreement, which is incorporated herein in its entirety.

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

Optionholder:                               JOSEPH BOHAN
Optionholder Address:                       c/o Haz LLC, 123 Blackberry Lane, Amherst, MA 01002 U.S.A.
Social Security Number:                     ###-##-####
Date of Grant:                              November 11, 1999
Number of Inhale Shares Subject to Option:  Four Thousand Two Hundred Seventy Six (4,276)
Exercise Price Per Share:                   USD$7.00
Expiration Date:                            November 11, 2009

TYPE OF GRANT:                       Nonstatutory  Stock Option

EXERCISE SCHEDULE:                   From January 8, 2001 through November 10, 2009


PAYMENT:                            By one or a combination of the following items:
                                          By cash or check
                                          Pursuant to a Regulation T Program if the
                                          Inhale shares are publicly traded
                                          By delivery of already-owned shares if the
                                          Inhale shares are publicly traded
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Please note that you will not be able to exercise your BPD Option until Inhale has filed a Form S-8 with the Securities Exchange Commission. Once the Form S-8 has been filed, you will receive more detailed information about the terms of
BPD Options in the form of a question and answer prospectus. Please note that a
Form S-8 is available for the exercise of your Option only by you or by your family members who have acquired the Option from you through a gift or a domestic relations order. It is not available for the exercise of options transferred for value. (This will be explained in more detail in the question and answer prospectus.) Therefore, the Inhale Board of Directors will not approve a transfer of your Option unless the Form S-8 will be available for the exercise of the Option.




INHALE  THERAPEUTIC SYSTEMS, INC.

BY: _________________________________
               SIGNATURE

    _________________________________